Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis—June 2004

Series	2002-1	2003-2
Deal Size	$300 MM	$500 MM
Expected Maturity	04/15/05	04/17/06

Yield	19.08%	19.10%
Less: Coupon	2.00%	2.91%
Servicing Fee	1.50%	1.50%
Net Credit Losses	8.64%	8.64%
Excess Spread:
June-04	6.94%	6.05%
May-04	9.06%	8.17%
April-04	n/a *	n/a *
Three month Average Excess Spread	n/a *	n/a *

Delinquency:
30 to 59 days	1.96%	1.96%
60 to 89 days	1.22%	1.22%
90 + days	2.45%	2.45%
Total	5.63%	5.63%

Payment Rate	9.87%	9.87%